Exhibit 10.37

FORM OF INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”), dated as of [                                    ], is by and between Vantiv, Inc., a Delaware corporation (together with any successor by merger or otherwise, the “Company”), and [                            ] (“Indemnitee”).

WHEREAS, the Company and Indemnitee recognize the substantial cost of carrying directors and officers liability insurance (“D&O Insurance”) and that officers and directors, including Indemnitee, may be exposed to certain risks not covered by D&O Insurance;

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law;

WHEREAS, in order to address such issues and induce Indemnitee to continue to serve as an officer or director of the Company, the Company has determined to enter into this Agreement with Indemnitee; and

WHEREAS, the indemnification rights provided to Indemnitee pursuant to this Agreement are in addition to any rights for indemnification provided to Indemnitee pursuant to the Company’s Certificate of Incorporation (as it may be amended from time to time, the “Certificate”) and the Company’s By-laws (as they may be amended from time to time, the “By-laws”) and any resolutions adopted pursuant thereto and to any indemnification rights to which Indemnitee may be entitled under the Delaware General Corporation Law (“DGCL”).

NOW, THEREFORE, the Company and Indemnitee, intending to be legally bound, hereby agree as follows:

1.                                      Indemnification. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by applicable law in the event Indemnitee was or is a party, or otherwise a participant or involved in, or is threatened to be made a party, witness, or otherwise a participant or to become involved in in any legal proceeding (including civil, criminal, administrative and investigative actions, suits or proceedings) by reason of Indemnitee’s Corporate Status (as hereinafter defined).  For purposes of this Agreement, the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to: (i) to the fullest extent permitted by any provision of the DGCL, or the corresponding provision of any successor statute, and (ii) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

2.                                      Expenses and Indemnification Procedure.

(a)                                        Notification of a Proceeding. As a condition precedent to the right of advancement or indemnification, Indemnitee agrees to notify the Company in writing as soon as practicable after Indemnitee becomes aware of any proceeding for which advancement or indemnification will or could be sought by Indemnitee and provide the Company with a copy of any summons, citation, subpoena, complaint, indictment, information or other document relating to such proceeding with which Indemnitee is served; provided, however, that the failure of Indemnitee to give notice as provided herein shall not relieve the Company of its obligations under this Agreement, except to the extent that the Company is materially prejudiced by such failure.

(b)

(i)                             Advancement of Expenses. To the fullest extent permitted by applicable law, the Company shall advance all reasonable expenses incurred by or on behalf of Indemnitee in connection with the investigation, defense, settlement or appeal of any civil, criminal, administrative, investigative or other action, suit or proceeding as to which Indemnitee is entitled to indemnification pursuant to Section 1. Advances shall be made without regard to Indemnitee’s ability to repay the advances and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. Any obligation of Indemnitee to reimburse Company shall be unsecured and no interest shall be charged thereon. This Section 2(b)(i) shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 3 hereof.

(ii)                       Procedure for Payment of Interim Expenses. Indemnitee shall submit to the Company a written request specifying the reasonable expenses for which Indemnitee seeks any advancement under Section 2(b)(i) of this Agreement, together with documentation evidencing that Indemnitee has incurred such expenses.  Payment of reasonable expenses under Section 2(b)(i) shall be made no later than twenty (20) calendar days after the Company’s receipt of such request and the undertaking required by Section 2(b)(i).  Upon submission of such request for advancement of expenses and unsecured written undertaking as set forth in Section 2(b)(i), Indemnitee shall be entitled to advancement of expenses as provided in Section 2(b)(i), and such advancement of expenses shall continue until such time (if any) as there is a final, non-appealable determination by a court of competent jurisdiction that Indemnitee is not entitled to indemnification.

(c)                                             Payment of Indemnifications and Advances. Notwithstanding any other provision in this Agreement, all claims of Indemnitee for expenses, indemnifications and advances under this Agreement shall be paid for items incurred by or with respect to Indemnitee only during Indemnitee’s lifetime or within ten (10) years after Indemnitee’s death. All such payments shall be made on or before the close of the calendar year following the calendar year in which the item was incurred, or at such earlier time as otherwise provided in this Agreement. The amounts eligible for reimbursement under this Agreement in one calendar year may not affect the amount of expenses eligible for reimbursement under this provision in any other calendar year.

(d)                                           Defense of a Proceeding. With respect to any proceeding of which the Company is so notified, the Company will be entitled to participate therein and/or to assume the defense thereof at its own expense.  Notwithstanding the preceding sentence, Indemnitee will be entitled to assume the defense of a proceeding to which it is a party, with counsel of Indemnitee’s choosing and the Company shall, in all circumstances, advance expenses of such defense counsel and indemnify Indemnitee for all such expenses, only in the event that (i) neither the Company nor any other director, officer or employee of the Company is also a party to such Proceeding, or (ii) Indemnitee reasonably concludes that there may be a conflict of interest or position on any significant issue between the Company and Indemnitee in the conduct of the defense of such proceeding.

(e)                                         Settlement of a Proceeding. The Company shall not, without Indemnitee’s prior written consent, settle any proceeding, or consent to the settlement of any proceeding, in any manner which would (i) impose any penalty, limitation, restriction or requirement on Indemnitee, (ii) include an admission of fault of, or adverse finding with respect to, Indemnitee, (iii) not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee, or (iv) have the actual or purported effect of extinguishing, limiting or impairing Indemnitee’s rights hereunder, including without limitation the entry of any contribution bar order, other bar order or other similar order, decree or stipulation pursuant to 15 U.S.C. § 78u-4 or any other foreign, federal or state statute, regulation, rule or law.  Indemnitee will not unreasonably withhold Indemnitee’s consent to any proposed settlement that would not be prohibited by the preceding sentence.  If, at the time of receipt of such request for indemnification from Indemnitee, the Company has D&O Insurance in effect, the Company will promptly notify the relevant insurers in accordance with the procedures and requirements of such policies and take all appropriate steps to preserve coverage for Indemnitee in connection with the proceeding.  Indemnitee shall not settle any proceeding without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

3.                                      Exclusions. Notwithstanding any provision of this Agreement to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)                                    to indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement, the Certificate, the By-laws, the DGCL or any other statute or to challenge the diminution of any such right existing as of the date hereof, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors, in its sole discretion, finds it to be appropriate;

(b)                                 to indemnify Indemnitee for profits realized by Indemnitee and recoverable by the Company, and expenses related thereto, from a purchase or sale by Indemnitee of any equity security as provided in Section 16(b) of the Securities Exchange Act of 1934, as

amended, or any similar successor statute;

(c)                                  to indemnify Indemnitee if it has been adjudicated finally by a court of competent jurisdiction that Indemnitee is liable to the Company with respect to any claim, issue or matter involved in the proceeding out of which the claim for indemnification has arisen, including, without limitation, a claim that Indemnitee received an improper personal benefit or improperly took advantage of a corporate opportunity, Indemnitee shall not be entitled to payment of expenses hereunder with respect to such claim, issue or matter unless the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such reasonable and documented expenses which such court shall deem proper;

(d)                                 to indemnify Indemnitee for expenses or liabilities of any kind whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) that have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company or other enterprise; or

(e)                                  to indemnify Indemnitee for expenses or liabilities of any kind whatsoever after it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was lawful.

4.                                      Additional Indemnification Rights. No amendment, alteration or repeal of this Agreement or of any provision hereof or of the Certificate or By-Laws shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee while such Indemnitee is a director, officer, manager, trustee, fiduciary, employee or agent of the Company or any affiliate of the Company or serving at the request of the Company as a director, officer, manager, trustee, fiduciary, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise prior to such amendment, alteration or repeal (referred to herein as “Corporate Status”).  In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement. For the purposes of this Agreement, references to “affiliates” shall mean any entity which, directly or indirectly, is controlled by the Company. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes (to the extent not otherwise required by such law, statute or rule to be applied to this Agreement) shall have no effect on this Agreement or the parties’ rights and obligations hereunder. The rights conferred in this Agreement cannot be terminated by the Company, the Board of Directors or the stockholders of the Company with respect to a person’s service prior to the date of such termination.

5.                                      Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party and is successful, on the merits or otherwise, in any proceeding, Indemnitee shall be indemnified against all expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.  If Indemnitee is not wholly successful in such proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, the Company shall indemnify Indemnitee against all expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter.  For purposes of this Agreement, the termination of any claim, issue or matter in such a proceeding by (a) dismissal, with or without prejudice, or (b) a decision by any government, regulatory or self regulatory authority, agency or body not to commence or pursue any investigation, administrative action, civil or criminal enforcement matter or case or in any civil suit, shall be deemed to be a successful result as to such claim, issue or matter.

6.                                      Attorneys’ Fees. If any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action was made in bad faith or was frivolous.

7.                                      Contract Rights Not Exclusive. The rights of indemnification and to receive advancement of expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, under the Certificate or By-Laws, or under any other agreement, vote of stockholders or resolution of directors of the Company, or otherwise.  Indemnitee’s rights under this Agreement are present contractual rights that fully vest upon Indemnitee’s first service as a director or officer of the Company.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

8.                                      Other Rights of Recovery.

(a)                                 Except as otherwise provided by the DGCL or this Agreement, the Company does hereby unconditionally and irrevocably waive, relinquish and release, and covenant and agree not to exercise, any rights that the Company may now have or hereafter acquire against Indemnitee that arise from or relate to the existence, payment, performance or enforcement of the Company’s obligations under this Agreement or under any other indemnification agreement (whether pursuant to contract, by-laws or charter), whether or not such right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Indemnitee, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such right.

(b)                                 The Company shall not be liable under this Agreement to pay or advance to Indemnitee any amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise; provided, however, that the Company does hereby agree that it is the indemnitor of first resort (i.e., its obligation to Indemnitee under this Agreement is primary and any obligation of any other party to provide advancement or indemnification for the same expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee is secondary).

9.                                      Severability. The provisions of this Agreement shall be severable as provided in this Section 6. To the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby; and if any provision shall be held invalid, the parties shall in good faith seek to amend this Agreement such that the intent of the parties is effected.

10.                               Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

11.                               Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns.

12.                               Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) if delivered by hand, on the date delivered, (ii) if mailed by certified or registered mail, with postage prepaid, on the third business day after the date on which it is mailed, (iii) if sent by guaranteed overnight courier service, with postage prepaid, on the business day after the date on which it is sent, or (iv) if by fax or electronic mail (with delivery receipt requested), upon receipt:

(a)                      If to Indemnitee, to the address on the signature page hereto.

(b)                      if to the Company, to:

c/o Vantiv, Inc.

8500 Governor’s Hill Drive

Symmes Township, Ohio 45249

Attention: General Counsel

13.                               Choice of Law; Consent to Jurisdiction. This Agreement and all obligations created hereunder shall be governed by and its provisions construed in accordance with the laws of the State of Delaware. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the Court of Chancery of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement. Any action or proceeding instituted under or to enforce this Agreement shall be brought only in the Court of Chancery of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ACCEPTED AND AGREED TO:

INDEMNITEE	VANTIV, INC.

By:

(Signature)	Name:	Charles D. Drucker
	Title:	President and Chief Executive Officer

(Name)

(Address)